                                       FORM 8-K



                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549



                                    CURRENT REPORT



                        Pursuant to Section 13 or 15(d) of the
                           Securities Exchange Act of 1934




Date of Report (Date of earliest event reported): MARCH 6, 1998


                            NATIONAL CITY BANCSHARES, INC.
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                (Exact name of registrant as specified in its charter)


           INDIANA                  0-13585                  35-1632155
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       (State or other            (Commission               (IRS Employer
       jurisdiction of            File Number)              Identification No.)
       incorporation)


                            227 MAIN STREET
                             P. O. BOX 868
                          EVANSVILLE, INDIANA              47705-0868
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                        (Address of principal
                          executive offices)


Registrant's telephone number, including area code:  (812) 464-9677
                                                   ---------------------------

                                    NOT APPLICABLE
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            (Former name or former address, if changed since last report)

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ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

     On March 6, 1998, National City Bancshares, Inc. (the "Company") completed the previously announced acquisition of Vernois Bancshares, Inc., an Illinois corporation ("VBI"). VBI is the holding company for Bank of Illinois in Mt. Vernon ("BOI"), an Illinois banking corporation with three offices in Mount Vernon, Illinois. The Company paid $27.5 million in cash for all of the outstanding stock of VBI. As of December 31, 1997, BOI had total assets of $163.5 million, total loans of $110.3 million and total deposits of $127.6 million. The acquisition was accounted for using the purchase method of accounting and the results of operations of BOI will be included in the Company's consolidated results of operations from the date of acquisition. The acquisition was completed in accordance with the terms and conditions of Stock Purchase Agreements between the Company and the ten stockholders of VBI, the form of which is included as an exhibit to this report.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

          Financial Statements

               None

          Exhibits


Exhibit No.    Description
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     2         Form of Stock Purchase Agreement dated March 6, 1998.



                                      SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                         Dated: March 11, 1998


                         NATIONAL CITY BANCSHARES, INC.


                         By:  /s/ Stephen C. Byelick, Jr.
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                              Stephen C. Byelick, Jr., Secretary